UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 10, 2008


                             KITCHER RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-141328
                            (Commission File Number)

                                   20-8107485
                       (IRS Employer Identification No.)

                3909 MacNeil Bay NW, Edmonton, Alberta, T6R 0H5
             (Address of principal executive offices and Zip Code)

                                  780 430 4080
              (Registrant's telephone number, including area code)

          Suite 138 - 1027 Davie Street, Vancouver, B.C. Canada V6E 4L (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 10, 2008 Raminder Badyal resigned as our president, secretary, treasurer, chief financial officer and director.. As a result on September 10, 2008 we appointed Suneet Atwal as president, secretary, treasurer, director and chief financial officer of our company.

Our board of directors and officers now is Suneet Atwal.

Ms. Suneet Atwal completed her undergraduate studies at the University of Alberta in 2006 with a Bachelor of Science. Since 2006 she has gained diverse experience in healthcare and finance. Presently, Ms. Atwal allocates her time with the Capital Health region as a Registered Dietician, and the Royal Bank of Canada as a Financial Services Officer. She has also been actively involved in a research project for Type II Diabetes.

FAMILY RELATIONSHIPS

Suneet Atwal is the niece of Raminder Badyal.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company's total assets at year end for the last two completed fiscal years and in which, to our knowledge, Suneet Atwal has had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITCHER RESOURCES INC.


/s/ Suneet Atwal
-------------------------
Suneet Atwal
President

September 10, 2008

                                       2